UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2018

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.                Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2018, AECOM’s (the “Company”) Board of Directors (the “Board”) adopted amendments to AECOM’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”) to implement majority voting in uncontested elections of directors and plurality voting in contested elections, commencing with the Company’s 2020 Annual Meeting of Stockholders.  In uncontested director elections, directors will be elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.  In addition, the Board approved amendments to the Company’s Corporate Governance Guidelines to provide that commencing with the Company’s 2020 Annual Meeting of Stockholders, any director who is not elected by a majority of the votes cast is expected to tender his or her offer of resignation to the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other actions should be taken. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the election results.

Item 9.01                   Financial Statements and Exhibits.

(d)  Exhibits

3.2	Amended and Restated Bylaws of AECOM

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: November 14, 2018	By:	/s/ DAVID Y. GAN
David Y. Gan
Senior Vice President, Deputy General Counsel